Exhibit 10.1

EXECUTION VERSION

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (the “Amendment”) is entered into as of March 27, 2013 (the “Effective Date”), by and among PCTelWorx, Inc., a Delaware corporation (“Buyer”); Buyer’s parent company, PCTEL, Inc., a Delaware corporation (“Parent”); Ciao Enterprises, LLC, a North Carolina limited liability company f/k/a TelWorx Communications, LLC; Ciao Enterprises U.K. Limited, a private limited company formed under the laws of England and Wales f/k/a TelWorx U.K. Limited; Gateway Enterprises Solutions, LLC, a dissolved Oklahoma limited liability company f/k/a TowerWorx LLC (“Gateway”); Gateway Enterprises International, Inc., a North Carolina corporation f/k/a TowerWorx International, Inc. (collectively, the “Sellers”); Tim Scronce (“Mr. Scronce”) and Brenda Scronce (“Mrs. Scronce”) (together, Mr. Scronce and Mrs. Scronce are the “Seller Parties”). Buyer, Parent, Sellers and the Seller Parties are referred to collectively herein as the “Parties” and individually herein as a “Party.” This Amendment amends that certain Asset Purchase Agreement, dated as of July 9, 2012, by and among the Parties (the “Existing APA” and as amended by this Amendment, the “Amended APA”).

Recitals

A. Subsequent to the closing of the transactions contemplated by the Existing APA, certain disputes have arisen between Buyer and Parent, on the one hand, and the Sellers and the Seller Parties, on the other, with respect to, among other things, (i) alleged pre- and post-closing accounting irregularities and alleged acts on the part of the Sellers and the Seller Parties, as summarized in Parent’s current report on Form 8-K/A (Amendment No. 2) filed with the Securities and Exchange Commission (“SEC”) on March 13, 2013 and in the related press release and investor conference call, and (ii) the alleged resulting adverse effects on the value of the Business and on Buyer and Parent (collectively, the “Disputed Matters”).

B. In connection with a settlement of the Disputed Matters, the Parties have agreed (i) that Buyer and Parent will accept a $4,250,000 payment from the Seller Parties (inclusive of the Net Working Capital adjustment described in Section 3.1 of this Amendment), (ii) disburse the entire Escrow Amount to Buyer, (iii) eliminate the potential for the Earn-Out Consideration, and (iv) release certain claims relating to the Disputed Matters and otherwise, and (v) provide for various other matters as set forth herein (the “Settlement Amounts”). It is understood by and between the Parties that the transfers of the Settlement Amounts to the PCTEL Parties are to settle disputed claims. Nothing in this Amendment shall constitute an acknowledgment by the PCTEL Parties that their alleged damages arising out of the Disputed Matters are limited to the Settlement Amounts or an acknowledgement by the Seller and Seller Parties that there were any accounting irregularities or any resulting adverse effects.

NOW THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I: REPRESENTATIONS AND WARRANTIES OF SELLERS

AND SELLER PARTIES

The Sellers and the Seller Parties, jointly and severally, hereby make the following representations and warranties to Buyer and Parent:

1.1 Organization. Other than Gateway, each of the Sellers is duly incorporated, formed or organized (as applicable), validly existing, and in good standing under the laws of the jurisdictions detailed in Schedule 5.1 of the Disclosure Letter.

1.2 Authorization; Enforceability. This Amendment constitutes the valid and legally binding obligation of the Sellers and the Seller Parties, enforceable in accordance with its terms and conditions. Upon the execution and delivery by the Sellers and the Seller Parties of this Amendment and all other agreements, documents and instruments to be executed and delivered in accordance with the terms of this Amendment (collectively, the “Sellers Amendment Documents”), the Sellers Amendment Documents will constitute the valid and legally binding obligation of the Sellers and the Seller Parties that are party thereto, enforceable in accordance with their respective terms. Each of the Sellers (other than Gateway) has the full corporate or limited liability company power and authority to execute and deliver this Amendment and Sellers Amendment Documents and to perform its respective obligations under this Amendment and under each of the Sellers Amendment Documents to which it is a party. In accordance with Okla. Stat. tit. 18, §2039, the manager of Gateway has the full limited liability company power and authority to execute and deliver this Amendment and Sellers Amendment Documents and to perform its respective obligations under this Amendment and under each of the Sellers Amendment Documents to which it is a party. Each of the Sellers has taken all necessary corporate or limited liability company action to authorize and approve the execution, delivery and performance of this Amendment and the Sellers Amendment Documents to which it is a party, which have been duly authorized and executed by a duly authorized officer of each Seller. None of the Sellers or the Seller Parties are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Applicable Authority in order to consummate the transactions contemplated by this Amendment.

1.3 No Violation. Neither the execution and the delivery of this Amendment or any of the Sellers Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any Legal Requirements to which any of the Sellers or the Seller Parties may be subject, (b) violate any provision of the articles of incorporation, articles of association, memorandum of association, by-laws, operating agreement, shareholders agreement or other governing documents of any of the Sellers, or (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Sellers or the Seller Parties are a party or by which they are bound or to which any their assets is subject.

ARTICLE II: REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer and Parent, jointly and severally, hereby make the following representations and warranties to the Sellers and the Seller Parties:

2.1 Organization. Buyer and Parent are each a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and each is duly authorized to conduct its respective business under the laws of each jurisdiction where such qualification is required.

2.2 Authorization of Transaction. Buyer and Parent have full power and authority to execute and deliver this Amendment and each other agreement to be executed or delivered by either Buyer or Parent in connection herewith, and to perform their respective obligations thereunder, and such actions have been duly authorized by all necessary corporate action of Buyer and Parent, respectively. This Amendment constitutes the valid and legally binding obligations of Buyer and Parent, enforceable in accordance with its terms and conditions. Upon the execution and delivery of the other agreements, documents and instruments to be executed and delivered by Buyer and/or Parent in accordance with the terms of this Agreement (collectively, the “Buyer Amendment Documents”), the Buyer Amendment Documents will constitute the valid and legally binding obligation of Buyer or Parent, as the case may be, enforceable in accordance with their respective terms. Neither Buyer nor Parent is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Applicable Authority in order to consummate the transactions contemplated by this Amendment.

2.3 No Violation. Neither the execution and the delivery of this Amendment, nor the consummation of the transactions contemplated hereby, will (a) violate any Legal Requirements, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Applicable Authority to which Buyer or Parent is subject or any provision of its certificate of formation, or other governing documents, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or Parent is a party or by which it is bound or to which any of its assets are subject. Neither Buyer nor Parent is required to obtain any consent from any Person in connection with the execution and delivery of this Amendment or the consummation or performance of any of the transactions contemplated hereby.

ARTICLE III: AMENDMENTS TO EXISTING APA

3.1 Determination of Net Working Capital. Notwithstanding the calculation mechanism set forth in Section 4.4 (Net Working Capital Adjustment) of the Existing APA, which is hereby irrevocably waived, the Net Working Capital is hereby deemed to be $990,000 (Nine Hundred Ninety Thousand Dollars), resulting in a shortfall of $1,050,000 (One Million Fifty Thousand Dollars) below the Working Capital Target, which amount shall be due and payable to Buyer upon the execution of this Amendment and is included in the amount payable pursuant to Section 4.1 of this Amendment. Each of the Parties hereby irrevocably waives any right to invoke the dispute resolution procedures set forth in Section 4.4 of the Existing APA.

3.2 Elimination of Earn-Out. Section 4.5 (Earn-Out Consideration) of the Existing APA and the defined term “Earn-Out Consideration” and all related references, wherever used in the Existing APA, are hereby deleted in their entirety. The Sellers and the Seller Parties hereby irrevocably waive any claim with respect to earn-out or similar contingent consideration relating to the transactions that are the subject of the Existing APA.

3.3 Elimination of Escrow. Article 9 (Escrow) of the Existing APA, the defined terms “Escrow”, “Escrow Amount”, “Escrow Fund”, “Escrow Period” and all related references, wherever used, are hereby deleted in their entirety.

3.4 Elimination of Indemnification. Article 10 (Indemnification) of the Existing APA and all related references, wherever used, are hereby deleted in their entirety and any other references to the indemnification obligations of the Parties set forth in the Existing APA or in any of the Seller Closing Documents or Buyer Closing Documents are hereby deleted in their entirety.

ARTICLE IV: PAYMENTS AND DELIVERIES

The Parties hereby further agree as follows:

4.1 Payment of Cash Portions of Settlement Amounts. At or before 12:00 p.m. Central Time on the Effective Date, the Sellers and the Seller Parties shall pay and cause to be paid to Buyer or its designee $4,250,000 (Four Million Two Hundred Fifty Thousand Dollars) by wire transfer of immediately available funds to the account or accounts designated by Buyer in writing, inclusive of all amounts due to Buyer pursuant to Section 4.4 (Net Working Capital Adjustment) of the Existing APA, as modified by Section 3.1 (Determination of Net Working Capital) of this Amendment;

4.2 Escrow Disbursement Payment. The Parties hereby jointly and irrevocably direct that Buyer shall disburse to itself, at or before 3:00 p.m. Central Time on the Effective Date, and retain, the entire amount of the Escrow Amount (and any accumulated earnings thereon) from the Escrow Fund, and hereby waive the formal claim procedure requirements of the Existing APA with respect thereto. The Sellers and the Seller Parties hereby irrevocably waive any claim they may have with respect to the Escrow Fund (or any accumulated earnings thereon);

4.3 Releases. Mr. Scronce, Buyer and Parent shall execute and deliver counterparts of a Separation Agreement and Mutual Release in the form attached hereto as Exhibit A-1, and Mrs. Scronce, Buyer and Parent shall each execute and deliver counterparts of a Mutual Release in the form attached hereto as Exhibit A-2;

4.4 Lease Amendment. Buyer shall execute and deliver, and the Sellers and the Seller Parties shall cause Scronce Real Estate, LLC, a North Carolina limited liability company, to execute and deliver, counterparts of a Second Amendment to Lease with respect to the Leased Premises in the form attached hereto as Exhibit B;

ARTICLE V: COVENANTS

5.1 Assistance Regarding Accounting Matters. Each of the Sellers and the Seller Parties agrees to meet with, consult with and provide documents and information in his possession or to which he has access (other than documents, information or communications that are privileged) to the outside accountants and auditors of the Buyer and Parent, without further consideration, at such times and at such places as they may reasonably request, to assist them in identifying, quantifying and rectifying all of the accounting matters that are included within the subject matter of the Disputed Claims and to permit Buyer or Parent to cooperate fully with the requests of the United States Securities and Exchange Commission (“SEC”) or any other governmental agency or officer, any court of competent jurisdiction, or any securities exchange or self-regulatory organization (“Applicable Authority”). The Buyer and Parent will use reasonable efforts to ensure that any assistance requested will be arranged so that it does not unreasonably interfere with the Sellers or the Seller Parties other employment or family commitments.

5.2 Non-Disparagement. Each of Buyer and Parent hereby agrees and covenants not to make, publish or communicate to any person or entity or in any public forum, at any time, any defamatory or disparaging remarks, comments or statements concerning the Sellers, the Seller Parties or any of the other Seller Indemnitees. Each of Seller and the Seller Parties hereby agrees and covenants not to make, publish or communicate to any person or entity or in any public forum, at any time, any defamatory or disparaging remarks, comments or statements concerning Buyer, Parent or any of the other Buyer Indemnitees. This Section 5.2 shall not, however, in any way, restrict or impede any Party or its Affiliates from (a) complying with any Legal Requirement or any valid order of a court of competent jurisdiction or any valid inquiry from any Applicable Authority, or (b) rendering full cooperation to any Applicable Authority, including without limitation the SEC’s investigation now pending regarding the Disputed Matters. This Section 5.2 shall not prohibit any Seller Party from making a public statement in response to any published report, press release or other public statement made from and after the Effective Date; provided, that, to the extent that any Seller Party makes any such public statement, the Buyer and Parent shall be entitled to make a public response to the statement made by such Seller Party without violating this Section 5.2. In addition, nothing in this Section 5.2 is intended to cause any Seller or Seller Party to make a false statement or testify untruthfully in any legal proceeding.

5.3 Inventory Storage and Disposal. Buyer hereby agrees that the Seller Parties shall be entitled to store in the warehouse the inventory identified on Schedule 5.3 hereto (the “Inventory”) at the Leased Premises until picked up as provided in this Section 5.3, at the Seller Parties’ risk. In connection with the disposal of the Inventory, the Buyer shall execute a bill of sale in the form attached hereto as Exhibit C in favor of Mr. Scronce. A representative of Mr. Scronce shall have the right to pick up the Inventory within twenty one (21) business days of the Effective Date during normal business hours and on not less than five (5) business days prior written notice. Mr. Scronce acknowledges that the foregoing arrangement is a bailment for his sole benefit and irrevocably waives any duty of care or similar bailee duties on Buyer’s part.

5.4 Post Closing Accounts Receivable. All payments and reimbursements made by any third party in the name of or to Sellers in connection with or arising out of the Business or the Purchased Assets, shall be held by such Seller in trust for the benefit of Buyer, and within five (5) business days of the Effective Date and, to the extent received after the Effective Date, within five (5) business days after receipt by a Seller of any such payment or reimbursement, such Seller shall pay over to Buyer the amount of such payment or reimbursement, together with all corresponding notes, documentation and information received in connection therewith. The Seller Parties shall provide a monthly reconciliation of all collections and any remaining uncollected receivables.

5.5 Other Shareholders. The Seller Parties acknowledge, covenant and agree that they are solely responsible for the payment of (or recoupment of) the Purchase Price from any other equity holders or security holders of the Sellers who are not parties hereto.

5.6 Delivery of Excluded Assets. Within twenty one (21) business days of the Effective Date, a representative of Mr. Scronce shall have the right to pick up any personal effects that are located at the office of the Buyer that are Excluded Assets.

5.7 Payment of Accrued Amounts. Within five (5) business days of the Effective Date, the Buyer shall pay to an account designated by Mr. Scronce the sum of $33,724.67 which includes rent due under the Lease for February and March of 2013 and certain other amounts payable to the Sellers or the Seller Parties.

ARTICLE VI: MISCELLANEOUS PROVISIONS

6.1 Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them by the Existing APA, provided, however, that all references therein to the “Agreement,” “herein,” “hereof” or using similar terms shall be deemed to refer to the Existing APA as amended by this Amendment.

6.2 Effect. Except as specifically provided herein, this Amendment shall not in any way affect or impair the terms, conditions and other provisions of the Existing APA or any of the Buyer Closing Documents or the Seller Closing Documents, or the obligations of the Parties thereunder, and all terms, conditions and other provisions of the foregoing shall remain in full force and effect except to the extent specifically amended, modified or waived pursuant to this Amendment.

6.3 Execution. This Amendment may be executed in multiple counterparts (including by means of electronically transmitted signature pages), all of which taken together shall constitute one and the same Amendment. This Amendment, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a pdf, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

[SIGNATURE PAGE ATTACHED]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

BUYER:	SELLERS:

PCTelWorx, Inc.	Ciao Enterprises, LLC
f/k/a TelWorx Communications, LLC

By:	By:
Name:	Name:
Title:	Title:

PCTEL, Inc.	Ciao Enterprises U.K. Limited
f/k/a TelWorx U.K. Limited

By:	By:
Name:	Name:
Title:	Title:

Gateway Enterprises Solutions, LLC
f/k/a TowerWorx LLC

By:
Name:
Title:

Gateway Enterprises International, Inc.
f/k/a TowerWorx International, Inc.

By:
Name:
Title:

Tim Scronce

Brenda Scronce